Exhibit 10(c)

First Amendment
Dated as of April 19, 2000
to
Amended and Restated Receivables Sale Agreement
Dated as of February 29, 2000

            This Amendment (the "Amendment"), dated as of April 19, 2000, is entered into among Blue Hill, Inc. (the "Seller"), Bergen Brunswig Drug Company, as the Initial Collection Agent (the "Collection Agent"), Wachovia Bank, N.A., as the Agent (the "Agent" ), the Related Bank Purchasers (the "Related Bank Purchasers" ) from time to time party thereto and the Conduit Purchasers from time to time party thereto (together with the Related Bank Purchasers, the " Purchasers").

            Reference is hereby made to that certain Amended and Restated Receivables Sale Agreement, dated as of February 29, 2000 (as has been amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement" ), among the Seller, the Collection Agent, the Purchasers and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

            For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1.             Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

                        (a)            The first sentence of Section 4.1(e) of the Sale Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

Upon the creation of Receivables and the sale or contribution of such Receivables to the Seller, the Originator was the owner of, and effectively sold, such Receivables to the Seller, free and clear of any Adverse Claim.

                        (b)            The following defined terms appearing in Schedule I to the Sale Agreement shall be amended and as so amended shall be restated in their entirety to read as follows:

"Credit Agreement Margin" means (i) if the Credit Agreements described in clause (A) of the definition of Credit Agreements are in effect, the higher of the Applicable Margins or (ii) if the Credit Agreement described in clause (B) of the definition of Credit Agreements is in effect, the Applicable Rate.

"Credit Agreements" means (A) prior to the execution and effectiveness of the Credit Agreement referred to in subsection (B) to this definition, collectively, that certain (i) Amended and Restated Credit Agreement dated as of September 30, 1994 by and among the Originator and the Parent, as Borrowers, certain financial institutions, as the Lenders, and Bank of America, N.A. ("BofA"), as Agent for the Lenders, as has been amended and as may be amended, restated, substituted or replaced from time to time, and (ii) Credit Agreement dated as of April 23, 1999 by and among the Originator and the Parent, as Borrowers, certain financial institutions named therein, as the Lenders, BofA, as Administrative Agent, Chase Securities Inc., as Syndication Agent and Wachovia, as Documentation Agent as has been amended and as may be amended, restated, substituted or replaced from time to time or (B) after the execution and effectiveness of the following Credit Agreement, that certain Credit Agreement dated as of April 20, 2000 among the Parent, the Originator, Pharmerica, Inc., the other borrowing subsidiaries party thereto, the lenders party thereto, Wachovia, as Syndication Agent, First Union National Bank and Fleet National Bank, as Co-Documentation Agents, CIT Financial Group, as Collateral Agent and The Chase Manhattan Bank as Administrative Agent and Collateral Agent as has been amended and as may be amended, restated, substituted or replaced from time to time.

                        (c)            The defined term "Termination Event" appearing in Schedule I to the Sale Agreement shall be amended by adding the following new subsections (v) and (w) immediately following subsection (u) with appropriate punctuation corrections:

(v)            any one of the following events shall occur:

            (i) less than 60% of all Collections for the period from May 16-June 15, 2000 shall have been made to a Lock-Box or a Lock-Box Account; a report indicating such collection activity due no later than June 20, 2000;

            (ii) less than 75% of all Collections for the period from June 16-July 15, 2000 shall have been made to a Lock-Box or a Lock-Box Account; a report indicating such collection activity due no later than July 20, 2000; or

            (iii) less than 90% of all Collections for the period from July 16-August 15, 2000 shall have been made to a Lock-Box or a Lock-Box Account; a report indicating such collection activity due no later than August 21, 2000; or

(w)            (A) any rating agency indicates that the transactions contemplated by the Intercreditor Agreement and this Agreement as amended by the First Amendment to Receivables Sale Agreement dated as of April 19, 2000 (the "First Amendment") shall cause such rating agency to be unable to confirm the rating on the commercial paper notes of any Conduit Purchaser and (B) the Seller is unable to execute an amendment to the Intercreditor Agreement or this Agreement as amended by the First Amendment satisfactory for such rating agency to confirm the rating on the commercial paper notes of such Conduit Purchaser within 30 days of such rating agency indication.

                        (d)            Schedule I to the Sale Agreement shall be amended by adding the following definitions to such Schedule in their proper alphabetical order:

"Applicable Rate" refers to such term as defined in the Credit Agreement referred to in subsection (B) of the definition of Credit Agreements as such term may be amended from time to time: provided, if the Credit Agreement referred to in subsection (B) of the definition of Credit Agreements shall be terminated, the term " Applicable Rate" shall have the same meaning such term had immediately prior to such termination.

"Intercreditor Agreement" means that certain Intercreditor Agreement dated as April 19, 2000 among the Originator, the Seller, Wachovia, in its capacity as Senior Agent thereunder, and The Chase Manhattan Bank, in its capacity as Junior Lien Collateral Agent thereunder.

            Section 2.             The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

            Section 3.             This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

            Section 4.             This Amendment shall be governed and construed in accordance with the internal laws of the State of New York.

                        In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

WACHOVIA BANK, N.A., as the Related Bank
Purchaser for Blue Ridge, as the Blue Ridge
Purchaser and as Agent

By:

Title:

Blue Ridge Asset Funding Corporation,
as a Conduit Purchaser

By: Wachovia Bank, N.A., as attorney-in-fact

By:

Title:

Blue Hill, Inc., as Seller

By:

Title:

Bergen Brunswig Drug Company, as Initial
Collection Agent

By:

Title:

The Bank of Nova Scotia, as the Related
Bank Purchaser for Liberty Street, and as
the Liberty Street Purchaser Agent

By:

Title:

Liberty Street Funding Corp., as a Conduit
Purchaser

By:

Title:

General Electric Capital Corporation,
as the Related Bank Purchaser for GECC
and as the GECC Purchaser Agent

By:

Title:

General Electric Capital Corporation,
as a Conduit Purchaser

By:

Title: